UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
November 6, 2008

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada   V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES.

On November 7, 2008 we completed the following private placement of securities.

The Company issued a Convertible Note in the aggregate amount of $100,000 due and payable on November 7, 2010 together with interest at the rate of 6% per annum compounded annually.  At the election of the holder, any outstanding and unpaid principal portion of the Note, and accrued interest, may be converted into fully paid and nonassessable Units of the Borrower at the rate of one Unit per US$0.16 of the Note or accrued interest converted, with each Unit consisting of one restricted common share and one share purchase warrant, with each warrant enabling the purchase of an additional restricted common share of the Borrower at $0.25 per share for a two year term from the date of conversion (the “Warrant Shares”).

For the foregoing transaction, we relied on Reg. S of the Securities Act of 1933. The purchaser was a non-U.S. person as described in Reg. S and the transaction took place outside the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of November, 2008.

GLOBAL GREEN SOLUTIONS INC.

BY:	“Elden Schorn”
Elden Schorn
Director